Exhibit 1.1

UNDERWRITING AGREEMENT

February 19, 2025

New York, New York

Johnson & Johnson

One Johnson & Johnson Plaza

New Brunswick, New Jersey 08933

Attention:

Citigroup Global Markets Limited

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

United Kingdom

Deutsche Bank AG, London Branch

21 Moorfields

London EC2Y 9DB

United Kingdom

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Ladies and Gentlemen:

Citigroup Global Markets Limited, Deutsche Bank AG, London Branch and Goldman Sachs & Co. LLC (the “Managers”) understand that Johnson & Johnson, a New Jersey corporation (the “Company”), proposes to issue and sell €600,000,000 aggregate principal amount of 2.700% Notes due 2029, €700,000,000 aggregate principal amount of 3.050% Notes due 2033, €1,000,000,000 aggregate principal amount of 3.350% Notes due 2037, €700,000,000 aggregate principal amount of 3.600% Notes due 2045 and €1,000,000,000 aggregate principal amount of 3.700% Notes due 2055, as more fully described in the Prospectus Supplement dated the date hereof with respect thereto (the “Offered Securities”). Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the underwriter or underwriters named below (such underwriter or underwriters being herein called the “Underwriters”) agree to purchase, severally and not jointly, at the time and place and at the purchase price to the Underwriters set forth below, the principal amounts of the Offered Securities set forth below opposite their names (plus, in each case, accrued interest from February 26, 2025, to the date of payment and delivery):

Name	Principal Amount of 2.700% Notes due 2029	Principal Amount of 3.050% Notes due 2033	Principal Amount of 3.350% Notes due 2037	Principal Amount of 3.600% Notes due 2045	Principal Amount of 3.700% Notes due 2055
Citigroup Global Markets Limited	€85,200,000	€99,400,000	€142,000,000	€99,400,000	€142,000,000
Deutsche Bank AG, London Branch	€85,200,000	€99,400,000	€142,000,000	€99,400,000	€142,000,000
Goldman Sachs & Co. LLC	€85,200,000	€99,400,000	€142,000,000	€99,400,000	€142,000,000
Merrill Lynch International	€85,200,000	€99,400,000	€142,000,000	€99,400,000	€142,000,000
J.P. Morgan Securities plc	€85,200,000	€99,400,000	€142,000,000	€99,400,000	€142,000,000
BNP PARIBAS	€27,000,000	€31,500,000	€45,000,000	€31,500,000	€45,000,000
HSBC Bank plc	€27,000,000	€31,500,000	€45,000,000	€31,500,000	€45,000,000
NatWest Markets Plc	€27,000,000	€31,500,000	€45,000,000	€31,500,000	€45,000,000
RBC Europe Limited	€27,000,000	€31,500,000	€45,000,000	€31,500,000	€45,000,000
ING Bank N.V. Belgian Branch	€9,000,000	€10,500,000	€15,000,000	€10,500,000	€15,000,000
Banco Santander, S.A.	€9,000,000	€10,500,000	€15,000,000	€10,500,000	€15,000,000
UBS AG London Branch	€9,000,000	€10,500,000	€15,000,000	€10,500,000	€15,000,000
UniCredit Bank GmbH	€9,000,000	€10,500,000	€15,000,000	€10,500,000	€15,000,000
Banco Bilbao Vizcaya Argentaria, S.A.	€3,600,000	€4,200,000	€6,000,000	€4,200,000	€6,000,000
Intesa Sanpaolo IMI Securities Corp.	€3,600,000	€4,200,000	€6,000,000	€4,200,000	€6,000,000
Standard Chartered Bank	€3,600,000	€4,200,000	€6,000,000	€4,200,000	€6,000,000
MUFG Securities EMEA plc	€3,600,000	€4,200,000	€6,000,000	€4,200,000	€6,000,000
Loop Capital Markets LLC	€3,600,000	€4,200,000	€6,000,000	€4,200,000	€6,000,000
Siebert Williams Shank & Co., LLC	€2,400,000	€2,800,000	€4,000,000	€2,800,000	€4,000,000

R. Seelaus & Co., LLC	€2,400,000	€2,800,000	€4,000,000	€2,800,000	€4,000,000
Academy Securities, Inc.	€2,400,000	€2,800,000	€4,000,000	€2,800,000	€4,000,000
Samuel A. Ramirez & Company, Inc.	€2,400,000	€2,800,000	€4,000,000	€2,800,000	€4,000,000
Independence Point Securities LLC	€2,400,000	€2,800,000	€4,000,000	€2,800,000	€4,000,000

Total	€600,000,000	€700,000,000	€1,000,000,000	€700,000,000	€1,000,000,000

The Underwriters will pay for the Offered Securities upon delivery thereof at Cravath, Swaine & Moore LLP, 375 Ninth Avenue, New York, New York 10001 at 3:00 p.m., London time, on February 26, 2025, or at such other time, not later than February 28, 2025, as shall be designated by the Managers.

The Offered Securities shall have the following terms:

2.700% Notes due 2029

Date of Maturity:	February 26, 2029

Interest Rate:	2.700%

Redemption Provisions:	Par call at any time on or after
January 26, 2029 at 100%

Make-Whole Call:	Make-whole call at Comparable
Government Bond Rate plus 10
bps

Interest Payment Date:	February 26, commencing
February 26, 2026

Price to Public:	99.854% of principal amount,
plus accrued interest, if any
Purchase Price by	99.554% of principal amount,
Underwriters:	plus accrued interest from
February 26, 2025 to the date of
closing, if any

3.050% Notes due 2033

Date of Maturity:	February 26, 2033

Interest Rate:	3.050%

Redemption Provisions:	Par call at any time on or after
November 26, 2032 at 100%

Make-Whole Call:	Make-whole call at Comparable
Government Bond Rate plus 10 bps

Interest Payment Date:	February 26, commencing
February 26, 2026

Price to Public:	99.776% of principal amount,
plus accrued interest, if any

Purchase Price by	99.376% of principal amount,

Underwriters:	plus accrued interest from
February 26, 2025 to the date of closing, if any

3.350% Notes due 2037

Date of Maturity:	February 26, 2037

Interest Rate:	3.350%

Redemption Provisions:	Par call at any time on or after
November 26, 2036 at 100%

Make-Whole Call:	Make-whole call at Comparable
Government Bond Rate plus 15 bps

Interest Payment Date:	February 26, commencing
February 26, 2026

Price to Public:	99.883% of principal amount,
plus accrued interest, if any

Purchase Price by	99.433% of principal amount,
Underwriters:	plus accrued interest from
February 26, 2025 to the date of closing, if any

3.600% Notes due 2045

Date of Maturity:	February 26, 2045

Interest Rate:	3.600%

Redemption Provisions:	Par call at any time on or after
November 26, 2044 at 100%

Make-Whole Call:	Make-whole call at Comparable
Government Bond Rate plus 15 bps

Interest Payment Date:	February 26, commencing
February 26, 2026

Price to Public:	99.593% of principal amount,
plus accrued interest, if any

Purchase Price by	98.968% of principal amount,

Underwriters:	plus accrued interest from
February 26, 2025 to the date of closing, if any

3.700% Notes due 2055

Date of Maturity:	February 26, 2055

Interest Rate:	3.700%

Redemption Provisions:	Par call at any time on or after
August 26, 2054 at 100%

Make-Whole Call:	Make-whole call at Comparable
Government Bond Rate plus 15 bps

Interest Payment Date:	February 26, commencing
February 26, 2026

Price to Public:	99.892% of principal amount,
plus accrued interest, if any

Purchase Price by	99.142% of principal amount,
Underwriters:	plus accrued interest from
February 26, 2025 to the date of closing, if any

All the provisions contained in the Johnson & Johnson Underwriting Agreement Standard Provisions (Debt) dated February 18, 2025 (the “Standard Provisions”), a copy of which you have previously received and which is attached hereto as Schedule I, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein, and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Underwriting Agreement. Each reference to the Manager or Managers herein and in the provisions of the Standard Provisions so incorporated by reference shall be deemed to refer to Citigroup Global Markets Limited, Deutsche Bank AG, London Branch and Goldman Sachs & Co. LLC. Unless otherwise defined herein, terms defined in the Standard Provisions are used herein as therein defined.

For the purposes of this Underwriting Agreement, the Standard Provisions are hereby amended as set forth in this section.

Article III of the Standard Provisions is hereby amended to include the following: Delivery of the Offered Securities shall be made through the facilities of Euroclear Bank

SA/NV and Clearstream Banking S.A., unless the Underwriters shall otherwise instruct. The Settlement Lead Manager (as defined below) acknowledges that the Offered Securities represented by the one or more global notes representing the Offered Securities (collectively, the “Global Notes”) will initially be credited to an account (the “Commissionaire Account”) for the benefit of the Settlement Lead Manager, the terms of which include a third-party beneficiary clause (“stipulation pour autrui”) with the Company as the third-party beneficiary and provide that such Offered Securities are to be delivered to others only against payment of the net subscription monies for the Offered Securities into the Commissionaire Account on a delivery against payment basis. The Settlement Lead Manager acknowledges that (i) the Offered Securities represented by the Global Notes shall be held to the order of the Company as set out above and (ii) the net subscription monies for the Offered Securities received in the Commissionaire Account will be held on behalf of the Company until such time as they are transferred to the Company’s order. The Settlement Lead Manager undertakes that the net subscription monies for the Offered Securities will be transferred to the Company’s order promptly following receipt of such monies in the Commissionaire Account. The Company acknowledges and accepts the benefit of the third-party beneficiary clause (‘stipulation pour autrui’) pursuant to the Civil Code of Belgium and Luxembourg, as applicable, in respect of the Commissionaire Account.

Clause (f) of Article V of the Standard Provisions is hereby amended and restated in its entirety as follows:

(f) during the period beginning on the date of the Underwriting Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any euro-denominated debt securities of the Company substantially similar to the Offered Securities without the prior written consent of the Managers, provided that this covenant shall terminate promptly if the Closing does not take place by the latest date therefor set forth in the Underwriting Agreement;

Article VI of the Standard Provisions is hereby amended to include the following:

The Company acknowledges and agrees that the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Offered Securities, as described in the Underwriting Section of the Prospectus Supplement dated the date hereof.

Article VIII of the Standard Provisions is hereby amended and restated in its entirety as follows:

This Underwriting Agreement shall be subject to termination in the absolute discretion of the Managers, by notice given to the Company, if prior to the Closing Date (i) there shall have occurred a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or within the European Economic Area shall have been declared by either Federal, New York State or European governmental or regulatory authorities or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States, the European Union or elsewhere is such as to make it, in the reasonable judgment of the Managers, impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Securities on the terms and in the manner contemplated in the preliminary prospectus relating to the Offered Securities or the Prospectus (exclusive of any amendment or supplement thereto).

Article X of the Standard Provisions is hereby amended to include the following:

Except as provided in this Article X hereof, each Underwriter shall pay its pro rata portion of the expenses of the Underwriters, including the fees and expenses of counsel, in accordance with the amount of Offered Securities purchased by such Underwriter.

EU Bail-in

The Company acknowledges and accepts that a BRRD Liability arising under this Underwriting Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by:

a)

the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters to the Company under this Underwriting Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)	the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)

the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Underwriters or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

(iii)	the cancellation of the BRRD Liability;

(iv)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

b)

the variation of the terms of this Underwriting Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of the Bail-in Powers by the Relevant Resolution Authority.

c)	For the purpose of this section:

(i)

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

(ii)	“Bail-in Powers” means any Write Down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

(iii)	“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

(iv)	“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

(v)

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

(vi)	“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant Underwriters.

d)

The Company acknowledges and accepts that this provision is exhaustive on the matters described herein to the exclusion of any other term of this Underwriting Agreement or any other agreements, arrangements, or understanding between the Underwriters and the Company relating to the subject matter of this Underwriting Agreement.

UK Bail-in

The Company acknowledges and accepts that a UK Bail-in Liability arising under this Underwriting Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts and agrees to be bound by:

a)

the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of the Underwriters to the Company under this Underwriting Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)	the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(ii)

the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the Underwriters or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

(iii)	the cancellation of the UK Bail-in Liability;

(iv)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

b)

the variation of the terms of this Underwriting Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of the UK Bail-in Powers by the relevant UK resolution authority.

For the purpose of this section:

(i)

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

(ii)	“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

(iii)

“UK Bail-in Powers” means the powers under the UK Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

ICMA

The execution of this Underwriting Agreement by each Underwriter constitutes the acceptance by each Underwriter of the International Capital Market Association Standard Form Agreement Among Managers Version 1/New York Schedule (the “AAM”), subject to any amendment notified to the Underwriters in writing at any time prior to the execution of this Underwriting Agreement. References to the “Managers” shall be deemed to refer to the Underwriters, references to the “Lead Manager” shall be deemed to refer to Citigroup Global Markets Limited, references to “Settlement Lead Manager” shall be deemed to refer Citigroup Global Markets Limited, references to “Stabilising Manager” shall be deemed to refer to Citigroup Global Markets Limited and references to the “Subscription Agreement” shall be deemed to refer to this Underwriting Agreement. As applicable to the Underwriters, Clause 3 of the AAM shall be deemed to be deleted in its entirety and replaced with Article VII(c) of the Standard Provisions. Where there are any inconsistencies between this Underwriting Agreement and the AAM, the terms of this Underwriting Agreement shall prevail.

By participating in this offering, each Underwriter agrees that it, each of its affiliates participating in this offering as underwriter or financial intermediary and each controlling person of it and each such participating affiliate are bound by the Agreement Regarding Oral Due Diligence currently in effect between each of the Managers and the accounting firm or firms that participate in oral due diligence in this offering.

Notwithstanding anything contained in the AAM, each Underwriter hereby agrees that the Settlement Lead Manager may allocate such Underwriter’s pro rata share of expenses incurred by the Underwriters in connection with the offering of the Offered Securities to the account of such Underwriter for settlement of accounts (including payment of such Underwriter’s fees by the Settlement Lead Manager) as soon as practicable but in any case no later than 90 days following the Closing Date.

MiFID Product Governance Rules.

Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance rules under EU Delegated Directive 2017/593 as implemented into the laws of the relevant member state (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:

a)

Deutsche Bank AG, London Branch (the “EU Manufacturer”) acknowledges that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Offered Securities and the related information set out in the Final Prospectus in connection with the Offered Securities; and

b)

the Company, Citigroup Global Markets Limited, Goldman Sachs & Co. LLC, Merrill Lynch International, J.P. Morgan Securities plc, BNP PARIBAS, HSBC Bank plc, NatWest Markets Plc, RBC Europe Limited, ING Bank N.V. Belgian Branch, Banco Santander, S.A., UBS AG London Branch, UniCredit Bank GmbH, Banco Bilbao Vizcaya Argentaria, S.A., Intesa Sanpaolo IMI Securities Corp., Standard Chartered Bank, MUFG Securities EMEA plc, Loop Capital Markets LLC, Siebert Williams Shank & Co., LLC, R. Seelaus & Co., LLC, Academy Securities, Inc., Samuel A. Ramirez & Company, Inc. and Independence Point Securities LLC note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Offered Securities by the EU Manufacturer and the related information set out in the Final Prospectus in connection with the Offered Securities.

UK MiFIR Product Governance Rules.

Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules:

a)

each of Citigroup Global Markets Limited, Deutsche Bank AG, London Branch and Goldman Sachs & Co. LLC (each, a “UK Manufacturer” and, together, the “UK Manufacturers”) acknowledges to each other UK Manufacturer that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Offered Securities and the related information set out in the Prospectus in connection with the Offered Securities; and

b)

the Company, Merrill Lynch International, J.P. Morgan Securities plc, BNP PARIBAS, HSBC Bank plc, NatWest Markets Plc, RBC Europe Limited, ING Bank N.V. Belgian Branch, Banco Santander, S.A., UBS AG London Branch, UniCredit Bank GmbH, Banco Bilbao Vizcaya Argentaria, S.A., Intesa Sanpaolo IMI Securities Corp., Standard Chartered Bank, MUFG Securities EMEA plc, Loop Capital Markets LLC, Siebert Williams Shank & Co., LLC, R. Seelaus & Co., LLC, Academy Securities, Inc., Samuel A. Ramirez & Company, Inc. and Independence Point Securities LLC note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Offered Securities by the UK Manufacturers and the related information set out in the Prospectus in connection with the Offered Securities.

The following selling restrictions shall apply to the Offered Securities and shall be reproduced in the Prospectus Supplement:

Canada – Statutory Rights of Action

Ontario Purchasers

Under Ontario securities legislation, certain purchasers who purchase the notes offered hereby during the period of distribution will have a statutory right of action for damages, or while still the owner of the notes, for rescission against the issuer if the prospectus contains a misrepresentation without regard to whether the purchasers relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the notes. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the notes. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against the issuer. In no case will the amount recoverable in any action exceed the price at which the notes were offered to the purchaser and if the purchaser is shown to have purchased the notes with knowledge of the misrepresentation, the issuer will have no liability. In the case of an action for damages, the issuer will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the notes as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Not all defences upon which the issuer may rely are described herein. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

New Brunswick Purchasers

Under New Brunswick securities legislation, certain purchasers who purchase notes offered by the prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of the notes, for rescission against the issuer and every director of the issuer as of the date hereof in the event that the prospectus contains a misrepresentation without regard to whether the purchasers relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of one year from the date the purchaser first had knowledge of the facts giving rise to the cause of action and six years from the date on which payment is made for the notes. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the notes. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against the issuer or the directors of the issuer. In no case will the amount recoverable in any action exceed the price at which the notes were offered to the purchaser and if the purchaser is shown to have purchased the notes with knowledge of the misrepresentation, the issuer and the directors of the issuer will have no liability. In the case of an action for damages, the issuer and the directors of the issuer will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the notes as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to a New Brunswick purchaser. The foregoing is a summary of the rights available to a New Brunswick purchaser. Not all defences upon which the issuer or others may rely are described herein. New Brunswick purchasers should refer to the complete text of the relevant statutory provisions.

Newfoundland and Labrador Purchasers

Under Newfoundland and Labrador securities legislation, certain purchasers who purchase notes offered by the prospectus during the period of distribution will have a statutory right of action for damages against the issuer and the directors of the issuer as of the date of the prospectus, or while still the owner of the notes, for rescission against the issuer if the prospectus, or a document incorporated by reference in or deemed incorporated into the prospectus, contains a misrepresentation without regard to whether the purchasers relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the notes. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the notes. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against the issuer or the directors of the issuer. In no case will the amount recoverable in any action exceed the price at which the notes were offered to the purchaser and if the purchaser is shown to have purchased the notes with knowledge of the misrepresentation, the issuer and the directors of the issuer will have no liability. In the case of an action for damages, the issuer and the directors of the issuer will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the notes as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to a Newfoundland and Labrador purchaser. The foregoing is a summary of the rights available to a Newfoundland and Labrador purchaser. Not all defences upon which the issuer or others may rely are described herein. Newfoundland and Labrador purchasers should refer to the complete text of the relevant statutory provisions.

Nova Scotia Purchasers

Under Nova Scotia securities legislation, certain purchasers who purchase notes offered by the prospectus during the period of distribution will have a statutory right of action for damages against the issuer and the directors of the issuer as of the date of the prospectus, or while still the owner of the notes, for rescission against the issuer if the prospectus, or a document incorporated by reference in or deemed incorporated into the prospectus, contains a misrepresentation without regard to whether the purchasers relied on the misrepresentation. The right of action for rescission or damages is exercisable not later than 120 days from the date on which payment is made for the notes or after the date on which the initial payment for the notes was made where payments subsequent to the initial payment are made pursuant to a contractual commitment assumed prior to, or concurrently with, the initial payment. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against the issuer or the directors of the issuer. In no case will the amount recoverable in any action exceed the price at which the notes were offered to the purchaser and if the purchaser is shown to have purchased the notes with knowledge of the misrepresentation, the issuer and the directors of the issuer will have no liability. In the case of an action for damages, the issuer and the directors of the issuer will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the notes as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to a Nova Scotia purchaser. The foregoing is a summary of the rights available to a Nova Scotia purchaser. Not all defences upon which the issuer or others may rely are described herein. Nova Scotia purchasers should refer to the complete text of the relevant statutory provisions.

Saskatchewan Purchasers

Under Saskatchewan securities legislation, certain purchasers who purchase notes offered by the prospectus during the period of distribution will have a statutory right of action for damages against the issuer and every director of the issuer as of the date of the prospectus, and every person or company who sells the notes on behalf of the issuer under the prospectus, or while still the owner of the notes, for rescission against the issuer if the prospectus contains a misrepresentation without regard to whether the purchasers relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of one year from the date the purchaser first had knowledge of the facts giving rise to the cause of action and six years from the date on which payment is made for the notes. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the notes. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against the issuer or the others listed above. In no case will the amount recoverable in any action exceed the price at which the notes were offered to the purchaser and if the purchaser is shown to have purchased the notes with knowledge of the misrepresentation, the issuer and the others listed above will have no liability. In the case of an action for damages, the issuer and the others listed above will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the notes as a result of the misrepresentation relied upon. A purchaser who receives an amended prospectus has the right to withdraw from the agreement to purchase the notes by delivering a notice to the issuer within two business days of receiving the amended prospectus. These rights are in addition to, and without derogation from, any other rights or remedies available at law to a Saskatchewan purchaser. The foregoing is a summary of the rights available to a Saskatchewan purchaser. Not all defences upon which the issuer or others may rely are described herein. Saskatchewan purchasers should refer to the complete text of the relevant statutory provisions.

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”);

(ii)

a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”).

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

The prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Neither the prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation.

This EEA selling restriction is in addition to any other selling restrictions set out in the prospectus supplement and the accompanying prospectus.

United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a “retail investor” means a person who is one (or more) of:

(i)	a retail client (as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”);

(ii)

a customer, within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”), and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of UK law by virtue of the EUWA; or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of UK law by virtue of the EUWA (the “UK Prospectus Regulation”).

Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation. The prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in the United Kingdom will be made pursuant to an exemption under the FSMA and the UK Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. Neither the prospectus supplement nor the accompanying prospectus is a prospectus for purposes of the FSMA and the UK Prospectus Regulation.

In the United Kingdom, the prospectus supplement and the accompanying prospectus are for distribution only to, and are directed only at, persons who (i) have professional experience in matters relating to investments falling within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), or (ii) are high net worth companies (or other persons to whom it may lawfully be communicated), falling within Article 49(2)(a) to (d) of the Financial Promotion Order, (all such persons together being referred to as “relevant persons”). The prospectus supplement and the accompanying prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. In the United Kingdom, the notes, or any investment or investment activity to which the prospectus supplement relates, are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the notes will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on the prospectus supplement or the accompanying prospectus or any of their contents.

This UK selling restriction is in addition to any other selling restrictions set out in the prospectus supplement and the accompanying prospectus.

Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purpose of issue (in each case, whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “FIEA”) and, accordingly, will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and governmental guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

The prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)), pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the SFA; or

(5)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification: solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

The prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither the prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither the prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or filing with, or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized or will be authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All notices and other communications under this Underwriting Agreement must be in writing and will be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication as follows:

If to the Underwriters:

Citigroup Global Markets Limited

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

United Kingdom

Fax No.: +44 20 7986 1927

Attention: Syndicate Desk

Deutsche Bank AG, London Branch

21 Moorfields

London EC2Y 9DB

United Kingdom

Telephone: +44 207 545 4361

Attention: DCM Debt Syndicate

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Attention: Registration Department

with copies for information purposes only to:

Cravath, Swaine & Moore LLP

Two Manhattan West

375 Ninth Avenue

New York, New York 10001

Fax: (212) 474-3700

Attention: Craig F. Arcella

If to the Company:

Johnson & Johnson

One Johnson & Johnson Plaza

New Brunswick, NJ 08933

Attention: General Counsel

with copies for information purposes only to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention: Frank R. Adams

For purposes of the Offered Securities, the Time of Sale shall be 6:30 p.m., London time, on the date of this Underwriting Agreement and the following shall constitute the Time of Sale Information:

•	Preliminary Prospectus Supplement dated February 19, 2025, including the Basic Prospectus; and

•	Pricing Term Sheet, as filed pursuant to Rule 433, substantially in the form of Schedule II.

This contract shall be governed by and construed in accordance with the laws of the State of New York.

Yours very truly,

CITIGROUP GLOBAL MARKETS
LIMITED,

By	/s/ Carlos Vera
Name: Carlos Vera
Title: Authorised Signatory

DEUTSCHE BANK AG, LONDON
BRANCH,

By	/s/ Kevin Prior
Name: Kevin Prior
Title: Managing Director

By	/s/ Shamit Saha
Name: Shamit Saha
Title: Managing Director

GOLDMAN SACHS & CO. LLC,

By	/s/ Karim Salem
Name: Karim Salem
Title: Managing Director

MERRILL LYNCH INTERNATIONAL,

By	/s/ Angus Reynolds
Name: Angus Reynolds
Title: Managing Director

[Signature Page to Underwriting Agreement]

J.P. MORGAN SECURITIES PLC,

By	/s/ Robert Chambers
Name: Robert Chambers
Title: Executive Director

BNP PARIBAS,

By	/s/ Anne Besson-Imbert
Name: Anne Besson-Imbert
Title: Authorised Signatory

By	/s/ Luke Thorne
Name: Luke Thorne
Title: Authorised Signatory

HSBC BANK PLC,

By	/s/ Paul Phelps
Name: Paul Phelps
Title: Authorised Signatory

NATWEST MARKETS PLC,

By	/s/ S. Kazi
Name: S. Kazi
Title: Authorised Signatory

RBC EUROPE LIMITED,

By	/s/ Elaine S. Murray
Name: Elaine S. Murray
Title: Duly Authorised Signatory

[Signature Page to Underwriting Agreement]

ING BANK N.V. BELGIAN BRANCH,

By	/s/ Kris Devos
Name: Kris Devos
Title: Global Head of Debt Syndicate

By	/s/ William de Vreede
Name: William de Vreede
Title: Global Head Legal Wholesale
Banking

BANCO SANTANDER, S.A.,

By	/s/ Alexis Rohr
Name: Alexis Rohr
Title: DCM Associate

By	/s/ Enguerrand Rouquayrol
Name: Enguerrand Rouquayrol
Title: DCM VP

UBS AG LONDON BRANCH,

By	/s/ Perry Ward
Name: Perry Ward
Title: Director

By	/s/ Edward Muldemg
Name: Edward Muldemg
Title: Managing Director

UNICREDIT BANK GMBH,

By	/s/ David Quiles
Name: David Quiles
Title: Director

[Signature Page to Underwriting Agreement]

By	/s/ Markus Ernst
Name: Markus Ernst
Title: DCM Origination

BANCO BILBAO VIZCAYA
ARGENTARIA, S.A.,

By	/s/ Alvaro Solis
Name: Alvaro Solis
Title: Managing Director

By	/s/ Miguel Sousa
Name: Miguel Sousa
Title: DCM - VP

INTESA SANPAOLO IMI SECURITIES
CORP.,

By	/s/ Steven B. Fitzpatrick
Name: Steven B. Fitzpatrick
Title: Managing Director

STANDARD CHARTERED BANK,

By	/s/ Rajan Bagri
Name: Rajan Bagri
Title: Managing Director, Debt Capital
Markets

MUFG SECURITIES EMEA PLC,

By	/s/ Merel van der Mersch-Klinkers
Name: Merel van der Mersch-
Klinkers
Title: Authorised Signatory

[Signature Page to Underwriting Agreement]

LOOP CAPITAL MARKETS LLC,

By	/s/ Omar E. Zaman
Name: Omar E. Zaman
Title: Managing Director & Heard of Debt
Capital Markets

SIEBERT WILLIAMS SHANK & CO., LLC,

By	/s/ David Finkelstein
Name: David Finkelstein, CFA
Title: Sr. Managing Director

R. SEELAUS & CO., LLC,

By	/s/ James Brucia
Name: James Brucia
Title: Sr. Managing Director

ACADEMY SECURITIES, INC.,

By	/s/ Michael Boyd
Name: James Brucia
Title: Chief Compliance Officer

SAMUEL A. RAMIREZ & COMPANY,

By	/s/ Lawrence F. Goldman
Name: Lawrence F. Goldman
Title: Managing Director

[Signature Page to Underwriting Agreement]

INDEPENDENCE POINT SECURITIES LLC,

By	/s/ Meghan Siripurapu
Name: Meghan Siripurapu
Title: Partner

[Signature Page to Underwriting Agreement]

Accepted:

JOHNSON & JOHNSON

By	/s/ Luc Freyne
Name: Luc Freyne
Title: Assistant Treasurer

[Signature Page to Underwriting Agreement]

Schedule I

Underwriting Agreement Standard Provisions (Debt)

See attached.

JOHNSON & JOHNSON

UNDERWRITING AGREEMENT

STANDARD PROVISIONS (DEBT)

February 18, 2025

From time to time, Johnson & Johnson, a New Jersey corporation (the “Company”), may enter into one or more underwriting agreements (each, an “Underwriting Agreement”) that provide for the sale of designated securities to the several underwriters named therein (the “Underwriters”) arranged by the managers identified therein (the “Managers”). The standard provisions (the “Standard Provisions”) set forth herein may be incorporated by reference in any Underwriting Agreement. The relevant Underwriting Agreement, including any Standard Provisions incorporated therein by reference, is herein referred to as this “Agreement.” Unless otherwise defined herein, terms defined in each Underwriting Agreement are used herein as therein defined.

I.

The Company proposes to issue debt securities (the “Securities”) from time to time pursuant to the provisions of the Indenture dated as of September 15, 1987, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Midwest Trust Company which succeeded Harris Trust and Savings Bank), as Trustee, as amended, restated, supplemented or otherwise modified from time to time. The Securities may have varying designations, maturities, rates and times of payment of interest, selling prices, redemption provisions, and other terms.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, with registration number 333-269836 including a prospectus relating to the Securities and will file with, or transmit by means reasonably calculated to result in filing with, the Commission a prospectus supplement pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”) specifically relating to the Securities offered pursuant to such prospectus supplement (the “Offered Securities”). “Registration Statement” means the registration statement as amended to the date of the Underwriting Agreement. “Basic Prospectus” means the prospectus included in the Registration Statement. “Prospectus” means the Basic Prospectus together with the final prospectus supplement specifically relating to the Offered Securities (the “Prospectus Supplement”), as filed with, or transmitted by means reasonably calculated to result in filing with, the Commission pursuant to Rule 424(b). “Preliminary prospectus” means a preliminary prospectus supplement specifically relating to the Offered Securities together with the Basic Prospectus. As used herein, “Registration Statement,” “Basic Prospectus,” “Prospectus” and “preliminary prospectus” shall include in each case the material incorporated by reference therein. At or prior to the time identified to the Company by the Underwriters as the time when sales of Offered Securities will be first made as described in the Underwriting Agreement (each a “Time of Sale”), the Company will prepare certain information (collectively, the “Time of Sale Information”), which information will be identified in the Underwriting Agreement for such Offered Securities as constituting part of the Time of Sale Information.

II.

The Company is advised by the Managers that the Underwriters propose to make a public offering of the Offered Securities. The terms of the public offering of the Offered Securities are set forth in the Prospectus. Each Underwriter severally represents to and agrees with the Company that, in addition to compliance with any offering restrictions contained elsewhere in this Agreement, it will not offer, sell or deliver any of the Securities, directly or indirectly, or distribute the Time of Sale Information or the Prospectus or any other offering material relating to the Securities, in or from any jurisdiction, except under circumstances that will result in compliance with all applicable laws and regulations thereof and which will not impose any obligations on the Company except as set forth in this Agreement.

III.

Payment for the Offered Securities shall be made by wire transfer payable to the order of the Company in immediately available funds at the time and place set forth in the Underwriting Agreement, upon delivery to the Managers for the respective accounts of the several Underwriters of the Offered Securities registered in such names and in such denominations as the Managers shall request in writing not less than two full business days prior to the date of the delivery. Herein, such payment for and delivery of the Offered Securities are referred to as the Closing and the time and date thereof as the Closing Date.

IV.

The several obligations of the Underwriters hereunder are subject to the following conditions:

(a)

the Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of this Agreement, and no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission;

(b)

there shall have been no material adverse change in the consolidated financial condition or earnings of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Information and the Prospectus;

(c)

the Managers shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer, treasurer or assistant treasurer of the Company, certifying the information in subsections (a) and (b) of this Section IV; such certificate shall also provide that the representations and warranties of the Company contained herein are true and correct as of the Closing Date, and the officer signing such certificate may rely upon the best of his knowledge as to proceedings pending or threatened;

(d)

the Managers shall have received on the Closing Date (i) an opinion and a negative assurance letter of Weil, Gotshal & Manges LLP, counsel to the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Managers, and (ii) an opinion of Troutman Pepper Hamilton Sanders LLP, New Jersey counsel to the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Managers;

(e)	the Managers shall have received on the Closing Date an opinion and a negative assurance letter of Cravath, Swaine & Moore LLP, counsel for the Underwriters, dated the Closing Date;

(f)

the Managers shall have received on the date of the Underwriting Agreement and on the Closing Date, a comfort letter dated such date, in substance reasonably satisfactory to the Managers, from PricewaterhouseCoopers LLP, an independent registered public accounting firm; and

(g)

on or after the date of the Underwriting Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 15c3-1(c)(2)(vi)(F) under the Securities Exchange Act of 1934 (the “Exchange Act”) and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

V.

In further consideration of the agreements of the Underwriters contained in this Agreement, the Company covenants as follows:

(a)

to furnish to the Managers without charge, one copy of the Registration Statement (as originally filed) and each amendment thereto including in each case exhibits thereto and documents incorporated by reference therein and, during the period mentioned in clause (c) below, as many copies of the Prospectus, each Issuer Free Writing Prospectus (as defined below) (if applicable), any documents incorporated by reference therein and any supplements and amendments thereto as the Managers may reasonably request; the terms “supplement” and “amendment” or “amend” as used in this Agreement shall include all documents filed by the Company with the Commission subsequent to the date of the Basic Prospectus, pursuant to the Exchange Act, which are deemed to be incorporated by reference in the Prospectus; provided, however, that the requirements of this Section with respect to the Registration Statement (including any amendments thereof) shall be satisfied to the extent that such statements and documents are available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System;

(b)	before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Securities, to furnish the Managers a copy of each such proposed amendment or supplement;

(c)

if, during such period after the commencement of the public offering of the Offered Securities as in the opinion of counsel for the Company, after consultation with counsel for the Underwriters, the Prospectus is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales by an Underwriter or dealer, any event shall occur as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, promptly at its own expense, to amend or supplement the Prospectus and to furnish such amendment or supplement to the Underwriters and the dealers, in such quantities as shall be reasonably requested by the Managers, so as to correct such statement or omission or effect such compliance;

(d)

to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Managers shall reasonably request and to pay all reasonable expenses (including reasonable fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Offered Securities for investment under the laws of such jurisdictions as the Managers may reasonably designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction;

(e)

to make generally available to the Company’s security holders as soon as practicable an earnings statement covering a 12-month period beginning after the date of the Underwriting Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act and the applicable rules and regulations thereunder;

(f)

during the period beginning on the date of the Underwriting Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any dollar-denominated debt securities of the Company substantially similar to the Offered Securities without the prior written consent of the Managers, provided that this covenant shall terminate promptly if the Closing does not take place by the latest date therefor set forth in the Underwriting Agreement;

(g)	to pay the registration fees for the Offered Securities within the time period required by Rule 456(b)(1)(i) under the Securities Act and in any event prior to the Closing Date;

(h)	to file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Schedule II to the Underwriting Agreement) to the extent required by Rule 433 under the Securities Act;

(i)

if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and promptly prepare and, subject to paragraph (b) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Managers may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law; and

(j)	to retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

VI.

The Company represents and warrants to each Underwriter that (i) each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Information or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations thereunder, (ii) each part of the Registration Statement (including the documents incorporated by reference therein), when such part became effective under the Securities Act (or, with respect to documents incorporated by reference therein, when filed pursuant to the Exchange Act), did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii)

each preliminary prospectus filed pursuant to Rule 424(b) under the Securities Act complied when so filed in all material respects with the Securities Act and the applicable rules and regulations thereunder, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented will comply, in all material respects with the Securities Act and the applicable rules and regulations thereunder, (v) the Registration Statement and the Prospectus do not contain, and as amended or supplemented will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, and with respect to the Prospectus, in light of the circumstances under which they were made, not misleading, except that these representations and warranties do not apply to statements or omissions in the Registration Statement, any preliminary prospectus or the Prospectus based upon and in conformity with information furnished to the Company in writing by any Underwriter expressly for use therein and (vi) the Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date of the Underwriting Agreement; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.

The Company acknowledges and agrees that the Underwriters named in the Underwriting Agreement are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated by the Underwriting Agreement (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.

Additionally, no such Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, in each case as and to the extent it deems appropriate in its sole discretion, and such Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by such Underwriters named in the Underwriting Agreement of the Company, the transactions contemplated thereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

The Time of Sale Information, at the Time of Sale, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use in such Time of Sale Information.

The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the preliminary prospectus, (iii) the Prospectus, (iv) any other documents listed in the Underwriting Agreement as constituting the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Managers (which approval shall not be unreasonably withheld or delayed). Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use in any Issuer Free Writing Prospectus.

The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act at the times specified in the Securities Act in connection with the offering of the Securities.

The Company agrees to indemnify and hold harmless each Underwriter and each person who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (if used within the period set forth in clause (c) of Article V hereof) or any preliminary prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information furnished in writing to the Company by any Underwriter expressly for use therein.

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information or the Prospectus, it being understood and agreed that the only such information consists of the concession and reallowance figures appearing in the fourth paragraph, the sixth paragraph and the last sentence of the eleventh paragraph, in each case under the caption “Underwriting”.

If any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding as they are incurred. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of Underwriters, such firm shall be designated in writing by the Managers. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, such consent not to be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

If the indemnification provided for in this Article VI is unavailable to an indemnified party under the sixth or seventh paragraphs of this Article VI or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters in connection with the offering of the Offered Securities shall be deemed to be in the same proportion as the net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate public offering price of the Offered Securities. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VI were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amounts paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VI, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten and distributed to the public by such Underwriter were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Article VI are several, in proportion to the respective principal amounts of Offered Securities purchased by each of such Underwriters, and not joint. For purposes of this Article VI, each officer and director of an Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act will have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act will have the same rights to contribution as the Company.

The indemnity and contribution agreements contained in this Article VI and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or on behalf of any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.

VII.

Each Underwriter hereby represents and agrees that

(a)

It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed in the Underwriting Agreement or prepared by the Company to be used in connection with the Offered Securities (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing.

(b)	Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Schedule II to the Underwriting Agreement without the consent of the Company.

(c)

If any one or more Underwriters shall fail to purchase and pay for any of the Offered Securities agreed to be purchased by such Underwriter or Underwriters and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Offered Securities set forth opposite their names in the Underwriting Agreement bears to the aggregate principal amount of Offered Securities set forth opposite the name of all the remaining Underwriters) the Offered Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Offered Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Offered Securities set forth in the Underwriting Agreement, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Offered Securities, and if such nondefaulting Underwriters do not purchase all the Offered Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Article VII, the Closing Date shall be postponed for such period, not exceeding seven days, as the Managers shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

VIII.

This Agreement shall be subject to termination in the absolute discretion of the Managers, by notice given to the Company, if prior to the Closing Date (i) there shall have occurred a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Managers, impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Securities on the terms and in the manner contemplated in the preliminary prospectus relating to the Offered Securities or the Prospectus (exclusive of any amendment or supplement thereto).

IX.

In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

The terms which follow, when used in this Article IX, shall have the meanings indicated. “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

X.

If this Agreement shall be terminated by the Underwriters or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement except pursuant to subsection (c) of Article VII or Article VIII hereof, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Offered Securities.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Schedule II

Filed Pursuant to Rule 433

Registration No. 333-269836

February 19, 2025

Pricing Term Sheet

Johnson & Johnson

2.700% Notes due 2029

3.050% Notes due 2033

3.350% Notes due 2037

3.600% Notes due 2045

3.700% Notes due 2055

Issuer:	Johnson & Johnson

Trade Date:	February 19, 2025

Expected Settlement Date:*	February 26, 2025 (T+5)

Format:	SEC Registered

Security:	2.700% Notes	3.050% Notes	3.350% Notes	3.600% Notes	3.700% Notes
	due 2029	due 2033	due 2037	due 2045	due 2055

Size:	€600,000,000	€700,000,000	€1,000,000,000	€700,000,000	€1,000,000,000

Maturity Date:	February 26, 2029	February 26, 2033	February 26, 2037	February 26, 2045	February 26, 2055

Coupon:	2.700%	3.050%	3.350%	3.600%	3.700%

Interest Payment Date:	Annually on February 26, beginning on February 26, 2026	Annually on February 26, beginning on February 26, 2026	Annually on February 26, beginning on February 26, 2026	Annually on February 26, beginning on February 26, 2026	Annually on February 26, beginning on February 26, 2026

Price to Public:	99.854%	99.776%	99.883%	99.593%	99.892%

Underwriting Discount:	0.300%	0.400%	0.450%	0.625%	0.750%

Spread to Mid-Swap:	40 bps	65 bps	85 bps	113 bps	138 bps

Mid-Swap Rate:	2.339%	2.432%	2.512%	2.499%	2.326%

Yield to Maturity:	2.739%	3.082%	3.362%	3.629%	3.706%

Benchmark Security:	DBR 0.250% due February 15, 2029	DBR 2.300% due February 15, 2033	DBR 4.000% due January 4, 2037	DBR 2.500% due July 4, 2044	DBR 2.500% due August 15, 2054

Benchmark Security Price and Yield:	€92.67 / 2.192%	€98.93 / 2.449%	€113.46 / 2.662%	€95.53 / 2.802%	€93.81 / 2.810%

Spread to Benchmark Security:	54.7 bps	63.3 bps	70.0 bps	82.7 bps	89.6 bps

Make-Whole Call:	Comparable Government Bond Rate plus 10 bps	Comparable Government Bond Rate plus 10 bps	Comparable Government Bond Rate plus 15 bps	Comparable Government Bond Rate plus 15 bps	Comparable Government Bond Rate plus 15 bps

Par Call:	Any time on or after January 26, 2029	Any time on or after November 26, 2032	Any time on or after November 26, 2036	Any time on or after November 26, 2044	Any time on or after August 26, 2054

Tax Redemption:	Par call upon the occurrence of specified tax events described under the heading “Description of the Notes—Redemption for Tax Reasons” in the prospectus supplement

Expected Listing:	NYSE

Governing Law:	New York

Day Count Convention:	ACTUAL/ACTUAL (ICMA)

Denominations:	€100,000 and integral multiples of €1,000 in excess thereof

Stabilization:	Stabilization/FCA

Common Code:	300521410	300521436	300521479	300521509	300521568

CUSIP:	478160 DB7	478160 DC5	478160 DD3	478160 DE1	478160 DF8

ISIN:	XS3005214104	XS3005214369	XS3005214799	XS3005215093	XS3005215689

Expected Ratings:**

Joint Book-Running	Citigroup Global Markets Limited
Managers:	Deutsche Bank AG, London Branch
Goldman Sachs & Co. LLC
Merrill Lynch International
J.P. Morgan Securities plc
BNP PARIBAS
HSBC Bank plc
NatWest Markets Plc
RBC Europe Limited

Senior Co-Managers:		ING Bank N.V. Belgian Branch
Banco Santander, S.A.
UBS AG London Branch
UniCredit Bank GmbH

Co-Managers:		Banco Bilbao Vizcaya Argentaria, S.A.
Intesa Sanpaolo IMI Securities Corp.
Standard Chartered Bank
MUFG Securities EMEA plc
Loop Capital Markets LLC
Siebert Williams Shank & Co., LLC
R. Seelaus & Co., LLC
Academy Securities, Inc.
Samuel A. Ramirez & Company, Inc.
Independence Point Securities LLC

Prohibition of Sales to EEA/UK Retail Investors:	Applicable.

MiFID II/UK MiFIR Target Market:	Eligible counterparties and professional clients only (all distribution channels).

*

We expect to deliver the Notes against payment therefor on or about February 26, 2025, which will be the fifth business day following the date of the pricing of the Notes (such settlement cycle being herein referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act of 1934, as amended, trades in the secondary market are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the business day immediately preceding the settlement date will be required, by virtue of the fact that the Notes initially will settle T+5, to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of Notes who wish to trade Notes prior to the business day immediately preceding the settlement date should consult their own advisers.

**	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. This pricing term sheet supplements, and should be read in conjunction with, the issuer’s preliminary prospectus supplement dated February 19, 2025 and the accompanying prospectus dated February 16, 2023 and the documents incorporated by reference therein.

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You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Limited toll-free at 1-800-831-9146, Deutsche Bank AG, London Branch toll-free at +1 800-503-4611 or Goldman Sachs & Co. LLC toll-free at 1 (866) 471-2526.

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in Directive (EU) 2014/65 (as amended, “MiFID II”); and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law of the United Kingdom (the “ UK”) by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”) (“UK MiFIR”); and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “ UK distributor”) should take into consideration the manufacturers’ target market assessment; however, a UK distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and, therefore, offering or sel ling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law of the UK by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”), and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of UK MiFIR; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law of the UK by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and, therefore, offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

In the UK, this final pricing term sheet is only being distributed to and is only directed at (1) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (2) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order, or (3) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities of the Issuer may otherwise lawfully be communicated or be caused to be communicated (all such persons together being referred to as “Relevant Persons”). In the UK, any investment or investment activity to which the Preliminary Prospectus Supplement relates is only available to, and the Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, Relevant Persons. Any person in the UK who is not a Relevant Person should not act or rely on this final pricing term sheet or any of its contents.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act 2001 of Singapore (the “SFA”), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018).

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

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